Exhibit 10.5

DEVELOPMENT AND BROADCAST LICENSING AGREEMENT

Short Form

                This short form Agreement is entered into on the 20th day of February, 2004, by and between OBN HOLDINGS, INC., a Nevada corporation (hereinafter referred to as “OBN”) and PUBLIC MEDIA WORKS, INC., a California corporation (hereinafter referred to as “PMW”).

                WHEREAS, OBN has a wholly owned production company entitled ECLECTIC ENTERTAINMENT, INC. (hereinafter referred to as “Eclectic”), which produces and co-produces television and motion picture projects.

                WHEREAS, OBN has a wholly owned broadcast network entitled OMNI BROADCASTING NETWORK (hereinafter referred to as “Omni”) which broadcasts television programs nationally throughout the United States.

                WHEREAS, PMW finances, produces and co-produces motion picture and television projects.

                NOW THEREFORE, the parties hereto agree as follows:

                1.             On a so-called first look basis, as same term is customarily understood in the television and motion picture industries, PMW will develop and present to OBN the following projects (hereinafter sometimes collectively referred to as the “Projects” and individually as the “Project”):

                                (a)  six (6) feature length motion pictures;

                                (b)  one (1) hour long dramatic series; and

                                (c)   one (1) half-hour long situation comedy.

                2.             PMW shall be solely responsible for the financing and development of the Projects.  “Development of the Projects” shall consist of no less than a completed script, interested writers, directors and talent connected with the individual Project and details regarding the financing of the individual Project.

                3.             PMW shall submit the developed Project to OBN, which it believes are appropriate for broadcast by OBN and OBN shall have a first-look at the submitted Project for a period of sixty (60) days.  Prior the expiration of such sixty (60) day period, OBN shall notify PMW in writing whether on not OBN desires to continue with said Project.  In the event OBN notifies PMW that it is not interested in continuing with said Project, PMW shall be free to take said Project elsewhere. If OBN notifies PMW in writing prior to the expiration of the sixty (60) day period that it is interested in continuing with the Project, PMW shall commence production of the Project as soon as practically possible, at its sole cost and expense, and deliver the completed motion picture or episode of the hour long dramatic series or half-hour long situation comedy, as

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the case may be.  For each Project that OBN desires to continue beyond the development stage, OBN and PMW shall negotiate and enter into the appropriate long-form agreement.

                4.             For each television Project OBN desires to continue beyond the development stage, OBN agrees to cause the hour long dramatic series or the half-hour situation comedy series to be aired on Omni; provided, PMW timely delivers all episodes of the series with all necessary approvals, consents, clearances and other licenses and permits which OBN and/or OMNI deem reasonably necessary to lawfully broadcast the episode of the series.

                5.             In consideration of the licensing of each episode of the series, if any, Omni shall pay PMW fifty percent (50%) of the net advertising revenue actually received by Omni in connection with each episode of the series of the television Projects.  For the purposes of this Agreement, “net advertising revenue” shall mean the gross advertising revenue actually received by Omni, less all bona fide unrelated third party costs in connection with such advertising revenue.  Omni shall not be responsible for any production costs whatsoever in connection with the episodes of the television Projects; provided, however, in the event Omni pays any such production costs, such costs paid by Omni shall be deducted from the gross advertising revenue actually received by Omni.

                6.             Omni will promote the television Projects selected for broadcast by OBN on Omni as necessary in its sound business judgment.  Such promotion shall include, but not be limited to the production and airing of commercials on Omni throughout the broadcast day of Omni.

                7.             With respect to the motion picture Projects selected by OBN, OBN shall secure domestic distribution for the motion picture Projects.  The net profits derived from any and all motion picture Projects shall be divided between PMW and OBN on a fifty-fifty basis.

                8.             This short form Agreement sets forth the entire understanding and agreement between the parties hereto and can not be changed or modified except in writing signed by both parties.  This short form Agreement shall be governed by the laws of the state of California applicable to agreements entered into and intended to be performed entirely within said state.  The federal and state courts of California, located in Los Angeles, California shall have exclusive jurisdiction over any and all matters arising out of this short form Agreement.

                9.             If any provision of this short form Agreement shall be deemed void or unenforceable, the balance of this short form Agreement shall remain in full force and effect as though such void or unenforceable provision had not been contained herein.

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                10.           The term of this Agreement shall commence as of the date hereof and continue for a period of eighteen (18) months.  After the expiration of the eighteen (18) month period, this Agreement shall automatically renew unless terminated  by either  party.

                IN WITNESS THEREOF, the parties hereto have signed this Agreement.

OBN HOLDINGS, INC.		PUBLIC MEDIA WORKS, INC.

By	/s/ ROGER SMITH	By	/s/ CORBIN BERNSEN
	An Authorized Signatory		An Authorized Signatory

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